Exhibit 99.04

Southern Company

Analysis of Consolidated Earnings

(In Millions of Dollars)

	3 Months Ended December			Year-to-Date December
	2007	2006	Change	2007	2006	Change
Income Account-
Retail Revenue-
Fuel	$1,102	$947	$155	$5,034	$4,475	$559
Non-Fuel	1,602	1,558	44	7,605	7,326	279
Wholesale Revenue	457	461	(4)	1,988	1,822	166
Other Electric Revenues	132	119	13	514	465	49
Non-regulated Operating Revenues	47	67	(20)	212	268	(56)
Total Revenues	3,340	3,152	188	15,353	14,356	997
Fuel and Purchased Power	1,412	1,231	181	6,371	5,695	676
Non-fuel O & M	1,036	971	65	3,670	3,519	151
Depreciation and Amortization	316	304	12	1,245	1,200	45
Taxes Other Than Income Taxes	167	177	(10)	741	718	23
Total Operating Expenses	2,931	2,683	248	12,027	11,132	895
Operating Income	409	469	(60)	3,326	3,224	102
Other Income, net	54	5	49	177	29	148
Interest Charges and Dividends	230	240	(10)	934	900	34
Income Taxes	29	46	(17)	835	780	55
NET INCOME (See Notes)	$204	$188	$16	$1,734	$1,573	$161

Notes

- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-K.